CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.***

Appendix B

AGREEMENT OF LEASE

This Agreement of Lease (hereinafter "Lease") is made this 27th day of February, 2008, by and between 1332 LONDONTOWN ROAD, LLC, having an address of 1300 York Road, Suite 300, Lutherville, Maryland 21093 (“Landlord”) and GSE SYSTEMS, INC., having an address at 7133 Rutherford Road, Baltimore, MD 21244 (hereinafter “Tenant”).

WITNESSETH

1.           PREMISES.  Landlord, in consideration of the covenants upon the part of Tenant, hereby leases to Tenant approximately 31,583 square feet of space (hereinafter the “Premises”) on the first and second floors of the building located at 1332 Londontown Road, Eldersburg, Maryland (hereinafter the "Building"), being part of the business park known as the Londontown Business Center.  The Building, the parcel of land on which the Building is situated (the “Land”), and any other improvements thereon are referred to collectively as "the Property").  The Premises are shown in more particular detail on Exhibit A attached hereto and made a part hereof.

2.           TERMS.

(a)           Term, Termination and Delivery.  This Lease shall have an original term (the "Term") (i) commencing on the earlier to occur of April 15, 2008 or the date upon which Landlord delivers the first floor portion of the Premises (the “Priority Space”) to Tenant after completing the applicable portion of Landlord’s Work therein, as defined in Exhibit B attached hereto and made a part hereof (the “Commencement Date”), and (ii) terminating at 11:59 o'clock p.m., local time, on June 30, 2018 (the "Termination Date").  Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease at the end of the sixth (6th) year if Tenant is not then in default of the Lease, provided that Tenant shall provide Landlord a minimum of six (6) months written notice and pay a termination penalty equal to Landlord’s unamortized costs associated with the Lease. Landlord shall use reasonably diligent efforts to complete the remainder of Landlord’s Work and to deliver the remainder of the Premises to Tenant by August 1, 2008; however Landlord shall have no liability to Tenant if Landlord is delayed in doing so, and Tenant’s lease obligations shall not be limited except as provided in Section 3 hereof.  Landlord acknowledges that time is of the essence and that Tenant may be harmed and incur certain costs, expenses and fees in the event of delay including but not limited to payment of rent and related leasing penalties should Landlord’s delay result in Tenant holding over in its existing premises or finding interim or alternate premises until such time as Landlord is able to tender the Premises in accordance with the provisions of the delivery schedule set forth therein and herein.  Landlord further acknowledges and expressly agrees that, in the event Landlord is unable to perform and tender the Premises in accordance with the provisions of the delivery schedule set forth therein and herein, Landlord shall be, and be deemed to be, in breach of the terms of this Lease and shall reimburse Tenant for any and all fees, costs, expenses and penalties incurred without demand and without offset, deduction or withholding of any sums within thirty (30) calendars days after it receives notice thereof.

CONFIDENTIAL TREATMENT

(b)           Surrender.  Tenant shall, at its expense, at the expiration of the Term or any earlier termination of this Lease, (i) promptly surrender to Landlord possession of the Premises (including any fixtures or other improvements which, under the provisions of Section 5, are owned by Landlord) in the condition in which the Premises existed on the Commencement Date, ordinary wear and tear excepted, and broom clean, (ii) remove therefrom Tenant's signs, goods and effects and any machinery, trade fixtures and equipment which are used in conducting Tenant's trade or business and are not owned by Landlord, and (iii) repair any damage to the Premises caused by such removal.

(c)           Holding Over.  If Tenant continues to occupy the Premises after the expiration of the Lease or any earlier termination without obtaining Landlord's written consent thereto, such occupancy shall be deemed to be under a month-to-month tenancy.  The rental payable for the first four (4) months shall equal the aggregate of (i) the Base Rent for the Lease Year during which such expiration of the Lease, or earlier termination occurs, and (ii) the Additional Rent payable under the provisions of this Lease.  The rental payable for each such monthly period after the fourth (4th) month shall equal the aggregate of (x) one and one half (1 ½) times the monthly installment of Base Rent for the Lease Year during which such expiration of the Lease, or earlier termination thereof, occurs and (y) the Additional Rent payable under the provisions of this Lease; however, Tenant shall nevertheless remain liable to Landlord for damages relating to Tenant’s failure to vacate the Premises in a timely manner.

(d)           Right of First Offer.  In the event the office space adjacent to the Premises (the “Expansion Premises”) becomes available for lease, Landlord agrees to offer such space to Tenant prior to entering into a written lease with a third party for the lease of such space.  Notwithstanding the foregoing, Landlord shall have no obligation to offer the Expansion Premises to Tenant and Tenant shall have no right to lease the Expansion Premises if Tenant is in default hereunder at the time the Expansion Premises becomes available.  Tenant shall have ten (10) days in which to irrevocably agree in writing to lease the Expansion Premises from Landlord, on the terms mutually agreed by Landlord and Tenant, which shall be for a Base Rent and for a tenant improvement allowance for the Expansion Premises (the “Basic Expansion Terms”) that are no less favorable that the terms that Landlord is then offering for the Expansion Premises to third parties. If Tenant does not so notify Landlord of its intention to lease the Expansion Premises within such ten (10) day period, then Landlord shall be free to lease the Expansion Premises to any third party on terms which are no less favorable than the Basic Expansion Terms.

3.           RENT.  Commencing on the later of August 1, 2008 or that date which is thirty (30) days after the delivery of the Premises by Landlord to Tenant with Landlord’s Work (exclusive of the elevator installation) substantially complete condition (the “Rent Commencement Date”), as rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), Tenant shall pay to Landlord the following:

(a)           Base Rent.  During the first Lease Year of this Lease, Tenant shall pay an annual base rent (the "Base Rent") in the amount of Three Hundred Twenty-Three Thousand, Seven Hundred Twenty-Five Dollars and Seventy-Five Cents ($323,725.75), payable in twelve (12) equal monthly installments of Twenty-Six Thousand, Nine Hundred Seventy-Seven Dollars and Fifteen Cents ($26,977.15) each.  Said Base Rent shall increase on each anniversary of the Rent Commencement Date by three percent (3%) over the previous Lease Year’s amount of Base Rent.  Upon execution of the Lease, Tenant shall pay in advance the Base Rent due on August 1, 2008.

CONFIDENTIAL TREATMENT

(b)           Tenant is eligible to participate in a relocation incentive program (the “County Incentive”) offered by Carroll County (the “County”) [***]

(c)           Additional Rent. During the Term of this Lease, Tenant shall pay to Landlord additional rent in the amount of any payment in any provision of this Lease that accrues while this Lease is in effect other than the Base Rent (collectively, “Additional Rent”). If Tenant fails to pay any Additional Rent after the expiration of any applicable grace, notice and cure period, Landlord shall have the same rights as in the case of Tenant's nonpayment of Base Rent.

(d)           Late Payment.  Each payment of Rent shall be made in advance on the first day of each month of the Term promptly when due, without any deduction or set off whatsoever, and without demand, failing which Tenant shall pay to Landlord as Additional Rent,  a late charge equal to one hundred dollars ($100.00) if any payment of the monthly Rent is more than ten (10) business days late for any given month and increasing to five hundred dollars ($500.00) if any payment of the monthly Rent is more than thirty (30) calendar days late for any given month.  In addition, any payment that is not paid by the tenth (10th) business day after such payment is due shall bear interest at an annual floating rate of interest equal to two (2) percentage points in excess of the prime rate of interest as announced from time to time by Bank of America or its successor (the “Default Rate”).

(e)           Place of Payment.  All Rent payable hereunder, together with all statements, notices, and other written communication from Tenant, shall be sent or delivered to Landlord at Landlord’s address specified in Section 25 hereof.

(f)           Lease Year.  As used in the provisions of this Lease, the term "Lease Year" means (i) the period commencing on the Commencement Date and terminating on the day immediately preceding the first (1st) anniversary of the first (1st) day of the first (1st) full calendar month during the Term, and (ii) each successive period of twelve (12) calendar months thereafter during the Term.

CONFIDENTIAL TREATMENT

4.           USE AND ENVIRONMENTAL REQUIREMENTS.

(a)                 Tenant shall use and occupy the Premises only as an office for Tenant’s business and for no other use or purpose.  Tenant covenants and agrees to make no unlawful or offensive use of the Premises and to comply with all statutes, ordinances, rules, orders, regulations and requirements of Federal, State and Municipal governments.  Specifically, Tenant shall not make, maintain or store hazardous materials on the Premises or in the Building.  Notwithstanding the foregoing, Landlord agrees that Tenant may use and store paint and ordinary cleaning and janitorial supplies on the Premises or in an area(s) designated by Landlord for that purpose.  If Tenant's use as provided for herein is prohibited by Landlord, Tenant may terminate this Lease and Tenant shall cease to have any obligation to Landlord and Landlord shall refund any and all sums held as deposit against this Lease without offset, deduction or reservation.  Furthermore, Landlord shall not prohibit such use except upon a bona fide default notice or notice of non-compliance duly given from Carroll County or any other agreement, law, rule or ordinance by which the Premises, Landlord or Tenant may be bound and failure to cure such default within the applicable grace period and cure period as set forth herein and hereunder.

(b)           The term "Hazardous Substances" as used in this Lease shall mean pollutants, petroleum, contaminants, infectious waste, asbestos, radioactive materials, polychlorinated biphenyls (PCBs), toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, rule, regulation or ordinance relating to pollution or protection of the environment.  Tenant shall comply with all Environmental Laws in its use of the Property, including, without limitation, the obligation to obtain and maintain in effect and comply with all requisite permits and reporting and notification requirements.  Tenant hereby agrees that (i) no activity will be conducted on the Property that will produce or cause the release of any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (ii) the Property will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used or produced in the ordinary course of Tenant's business (the "Permitted Materials"), including but not limited to cleaning supplies and copier supplies, provided such Permitted Materials are properly stored in a manner and location and are properly disposed of in a manner meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) upon Landlord's request, Tenant shall provide Landlord with evidence satisfactory to Landlord that Tenant is complying with all Environmental Laws regarding the storage, cleanup and disposal of Permitted Materials; and (iv) Tenant will not permit any Hazardous Substances to be brought onto the Property (except for the Permitted Materials), and if so brought or found located thereon, the same shall be immediately removed, all required cleanup and disposal procedures shall be diligently undertaken in accordance with all Environmental Laws and Tenant shall provide Landlord with evidence satisfactory to Landlord of Tenant's compliance with all Environmental Laws.  If at any time during or after the Term, the Property is found to be contaminated with Hazardous Substances resulting from Tenant's use thereof or Tenant's use of the Property results in a violation or alleged violation of any Environmental Law, Tenant agrees to indemnify, hold harmless, protect and (at Landlord's election) defend Landlord from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Property by Tenant.  The foregoing indemnification shall survive the termination or expiration of this Lease.

CONFIDENTIAL TREATMENT

(c)           So long as Tenant pays the Base Rent and Additional Rent and observes and performs all the terms, covenants and conditions on Tenant's part to be observed and performed under this Lease, Landlord hereby covenants and agrees that Tenant shall have the right to peaceably and quietly use and enjoy the Premises without undue interference by or on behalf of Landlord (or its agents, affiliates, subsidiaries and assigns), subject, nevertheless, to the terms and conditions of this Lease, and subject to causes beyond Landlord’s reasonable control.

(d)           This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, additions, alterations or decorations required or permitted under this Lease or is unable to supply or is delayed in supplying any equipment or fixtures.  However, if Landlord is prevented or delayed from doing any if the foregoing by reason of strike or labor troubles or any other cause whatsoever beyond the control of Landlord, including but not limited to, government preemption in connection with a national emergency, or any rule, order or regulation of any department or subdivision of any government agency, Landlord agrees to use reasonably diligent efforts to fulfill its obligations hereunder.

5.           SECURITY DEPOSIT.  No Security Deposit is required.

6.           ASSIGNMENT AND SUBLETTING.

(a)           For the purposes of this Lease, an “Assignment” shall mean any assignment, mortgage, transfer, or encumbrance, whether voluntarily, involuntarily or by operation of law, of Tenant’s interest in the Lease, any sublease by Tenant, any license by Tenant of space in the Premises, or any concession agreement by Tenant with respect to all or a part of the Premises, or any agreement by Tenant giving any other person the right to use all or a part of the Premises.  Tenant shall not make nor permit an Assignment of this Lease or any interest of Tenant herein without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord.

(b)           Without conferring any rights upon Tenant not otherwise provided in this Section, the parties agree that, should Tenant desire to enter into an Assignment, then, at least thirty (30) days before the proposed effective date of the Assignment, Tenant shall request Landlord's consent and provide the following:  (i) the full particulars of the proposed assignment or sublet, including its nature, effective date, terms and conditions, and copies of all offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to the proposed transfer; and (ii) a description of the identity, net worth and previous business experience of the proposed transferee, including without limitation copies of the proposed transferee's then latest income statement, balance sheet and changes in financial position statements certified as accurate by the proposed transferee.  Tenant shall pay promptly all reasonable attorneys’ fees Landlord may incur in reviewing the foregoing materials and in granting or denying its consent hereunder, including those for drafting or reviewing the documents granting or denying such consent.

CONFIDENTIAL TREATMENT

(c)           If this Lease or any interest of Tenant herein is assigned or if the whole or any part of the Premises is sublet or used or occupied by others, after having obtained Landlord's prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner.

(d)           Notwithstanding anything contained herein to the contrary, no approval shall be required from Landlord for an Assignment to any company that is owned by or is a subsidiary of Tenant (a “Permitted Assignment”). In the event of such a Permitted Assignment, Tenant shall provide Landlord reasonable prior written notice of such Assignment and Tenant shall not be relieved of liability hereunder.

7.           MAINTENANCE AND REPAIR.

(a)           By Landlord.  Except for damages arising from the acts or omissions of Tenant, its agents, servants, employees, visitors or invitees, Landlord shall repair the structural elements of the Premises (as set forth in Section 10(a) as Operating Costs), including without limitation, but not limited to, the roof and exterior walls, load-bearing walls, wiring, plumbing, main electrical service for the Building, parking areas and access driveways, heating, ventilation and air-conditioning equipment and shall make all necessary replacements to same from time to time during the Term of this Lease, and shall otherwise maintain, manage, insure, repair and operate the Building and the Property, subject to (i) reimbursement of the Operating Costs set forth in Section 10 hereof, (ii) Tenant’s obligations under Section 7 (b) below, and provided the foregoing shall be at Tenant’s expense if necessitated by the negligence or wrongful acts of Tenant or Tenant’s agents, employees or invitees. Any necessary alterations or repairs done by Landlord shall be performed in such manner so as to minimize interference with Tenant's quiet use and enjoyment of the Premises.  To the extents such acts, actions, activities, materials, equipment and personnel shall unduly interfere with such right  and cause Tenant to lose business or disrupt business for a period in excess of that period stated in Landlord’s written notice to Tenant, Tenant shall be entitled to a pro rata rent reduction.

(b)           By Tenant.  Except for those items for which Landlord is expressly responsible hereunder, Tenant shall maintain, repair and keep, at Tenant's own cost and expense, the interior of the Premises, and each and every part thereof, and its equipment, fixtures and appurtenances, including without limitation, electrical fixtures and bulbs, doors, window and door glass, and jambs in good condition and repair.  In the event Tenant fails, after ten (10) days’ written notice from Landlord, to keep the Premises in good condition and repair, or commence and continuously prosecute required repairs, Landlord may upon reasonable advance written notice, enter upon the Premises to make such repair which Tenant has failed to make.  Upon demand, Tenant shall reimburse Landlord for any expense incurred by Landlord in doing the foregoing.  Any monies expended by Landlord shall be deemed Additional Rent, and collected as such by Landlord.  Without limiting the generality of the foregoing obligations, Tenant shall be responsible for repairing all parts or portions of the non-structural elements of the Premises, its equipment, fixtures and appurtenances.  Tenant shall also pay for all damage to the Premises and its equipment, fixtures and appurtenances caused by waste, misuse or neglect of the same by Tenant, its agents, servants, employees or invitees. Landlord shall be responsible for repairing and/or replacing any elements which Tenant would be responsible for if the need for such repair or replacement is caused by the act or omission of Landlord.

CONFIDENTIAL TREATMENT

8.           UTILITIES.

(a)           Tenant shall pay eight point seventy-seven percent (8.77%) (“Pro Rata Share of Property Utilities”) of all charges for water, sewage, heating oil (subject to conversion of the system measuring usage thereof for the Building, as described below), and other services or utilities (exclusive of electricity charges) which may be furnished to or used in or about the Property during the Term of this Lease, and Tenant shall pay sixty-three percent (63%) (“Pro Rata Share of Building Utilities”) of the following which may be furnished to or used in or about the office portion of the Building during the Term of this Lease: (i) all electricity charges and (ii) and all heating oil, if Landlord installs one or more sub-meters for the Building.  All utility charges which Tenant is responsible for which are billed to Landlord shall be payable by Tenant to Landlord as Additional Rent, upon demand, and shall be collectible as such.

(b)           Landlord shall not be liable to Tenant, in damages or otherwise, for any interruption in the service of water, electricity, gas, heating, air-conditioning or other utilities or services caused by an unavoidable delay, by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control unless Landlord fails to work diligently in the restoration of the utilities or Landlord is solely responsible for the loss of utilities.  Tenant shall be entitled to a pro rata rent reduction for any such interruption which is caused by Landlord’s failure to work diligently in the restoration of the utilities or for which Landlord is solely responsible. Significant impairment of Tenant’s right to quiet use and enjoyment caused by Landlord’s negligence, failure to work diligently in the restoration of the utilities or if Landlord is solely responsible for the loss of utilities shall be deemed an eviction of Tenant. If Landlord fails to act diligently in the restoration of any utility or Landlord or any of its agents, employees, affiliates, assigns or contractors are the cause of the interruption of a utility, then Tenant shall be entitled to one day of rental abatement for each day, or portion thereof, that the Premise is without a utility.

9.           MISCELLANEOUS RESTRICTIONS.  It is further agreed that:

(a)           Storage outside of the Building is prohibited and Tenant agrees to strictly abide by this provision.

(b)           Tenant shall not be permitted to attach any of its equipment by welding to, or drilling of holes in, the structural steel or concrete of the Building.

(c)           Tenant shall not, in any manner, alter the exterior appearance or decoration of the Premises or Building, including the improvements thereon, except such as may be necessary in connection with the performance by Tenant of its obligation to repair and maintain the Premises, and make necessary replacements thereto as hereinbefore provided, but in no event shall any color or other decorative changes be made without the prior written approval of Landlord, said approval not to be unreasonably withheld.

CONFIDENTIAL TREATMENT

(d)           Tenant shall be permitted to fabricate and install an exterior sign on the Building at its sole cost and expense at a location approved by Landlord.  Any and all signage shall be in compliance with Carroll County laws and specifications and subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed.  At the end of the Term or any prior termination of the Lease, at Landlord’s option, Tenant shall remove Tenant’s sign and repair any damage caused by such removal.  Tenant shall maintain Tenant’s sign in a first class condition throughout the Term.  Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, include Tenant’s name on the Building’s directory and any floor directional signs.

10.           OPERATING COSTS.  Tenant shall pay Landlord as Additional Rent, Tenant’s Pro-Rata Share (as defined hereunder) of the Operating Costs, as follows:

(a)           Operating Costs are hereby defined as all of the costs and expenses which are incurred or accrued by Landlord in maintaining, managing, insuring, repairing or operating the Building and the remainder of the Property, under generally accepted accounting principles, including, but not limited to security; common area maintenance; landscaping; sales or use taxes on supplies or services; management and administrative fees, the cost of Landlord’s insurance, legal and accounting fees and expenses; and engineering fees and expenses; and window cleaning and janitorial expenses.

(b)           Operating Costs do not include Real Estate Taxes (as hereinafter defined), lease payments made by Landlord on any ground lease(s), interest or other financing costs of Landlord, depreciation of improvements which are in existence or under construction as of March 1, 2009 other than under generally accepted accounting principle, depreciation of tenant improvements other than under generally accepted accounting principles, or any costs or expenses incurred or accrued exclusively for the benefit of specific tenants.

(c)           Tenant's Pro-Rata Share is defined for purposes of this lease, as Tenant’s leasable area, which is hereby agreed to be approximately 31,583 square feet, divided by the leasable area of the Building, which is hereby agreed to be approximately 360,000 square feet, Tenant’s Pro-Rata share is therefore 8.77%.

(d)           Tenant’s Operating Costs shall be payable by Tenant within twenty (20) business days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord.  At Landlord's option, however, Tenant’s Pro-Rata Share of annual Operating Costs may be estimated by Landlord from time to time and the same shall be payable monthly or quarterly, as Landlord may designate, during each twelve (12) month period of the Term, on the same day as the monthly Base Rent is due hereunder.  In the event that Tenant pays Landlord's estimate of Tenant's Pro-Rata Share of Operating Costs as described in the preceding sentence, Landlord shall deliver to Tenant within ninety (90) calendar days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Pro-Rate Share of the actual Operating Costs incurred during the preceding year. If Tenant's payments under this paragraph during such preceding year exceed Tenant's Pro-Rata Share as indicated on such statement, Tenant shall be entitled to the prompt cash reimbursement of such overpayment.  If Tenant's payments under this paragraph during such preceding year were less than Tenant's Pro-Rata Share as indicated on such statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) business days after delivery by Landlord to Tenant of such statement.

CONFIDENTIAL TREATMENT

11.           REAL ESTATE TAXES.  Tenant shall pay Landlord as Additional Rent, Tenant’s Pro-Rata Share of the “Real Estate Taxes”, as follows:

(a)           The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed with respect to the Building, the Land and any other improvements constructed thereon (the “Improvements”) and the Property.

(b)           The term “Real Estate Tax Year” means each successive twelve (12) month period following and corresponding to the period in respect of which the Real Estate Taxes are established, or such other period or periods which may from time-to-time in the future be established by taxing authority for the purposes of levying or imposing Real Estate Taxes.

(c)           Each year Tenant shall pay to Landlord within thirty (30) business days after demand in writing therefore as Additional Rent, Tenant’s Pro-Rata Share of Real Estate Taxes for or attributable to the then-current Real Estate Tax Year.

(d)           Landlord shall have no obligation to contest, object to, or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without consent or approval of Tenant.

(e)           If the Termination Date of this Lease shall not coincide with the end of a Real Estate Tax Year, then with respect to Tenant’s obligation under Section 11 for the period between the commencement of the applicable Real Estate Tax Year in question and the Termination Date of this Lease, Landlord, at its option, may bill Tenant for such pro-rata tax (1) at the time of termination, using either the Real Estate Taxes payable for the current Real Estate Tax Year, if available, or for the previous Real Estate Tax Year, if taxes for the then current tax year are not available on the date of termination; or (b) subsequent to the date of termination, if Landlord wishes to wait for information as to the amount of Real Estate Taxes payable for the Real Estate Tax Year during which this Lease is terminated.  Such statement for the final Real Estate Tax shall be payable by Tenant upon receipt, it being understood that Tenant’s obligation to pay its pro-rata share of Real Estate Taxes for the final period of the Lease shall survive the expiration of the Term of this Lease.  In the event that only a portion of Real Estate Tax Year is included within the first or last Lease Year, Tenant shall be liable only for the pro-rated portion of the Real Estate Taxes attributable to the period falling within the Lease Year in question.

12.           LANDLORD WORK.  By executing this Lease, Tenant shall be deemed to accept the Premises in their “As-Is” condition on the Commencement Date, and Tenant acknowledges that Landlord shall have no obligation to undertake any improvements at the Premises on behalf of the Tenant, except for those items of Landlord’s Work outlined in Exhibit B of this Lease.

CONFIDENTIAL TREATMENT

13.           ALTERATIONS.  Tenant covenants and agrees not to make any alterations, improvements and/or structural changes to the Premises and/or the Building costing more than Twenty-five Thousand Dollars ($25,000) without the prior written consent of Landlord, which consent Landlord agrees not to withhold unreasonably if such proposed changes are non-structural in nature. Tenant shall have the right to make non-structural alteration to its Premises costing less than Twenty-five Thousand Dollars ($25,000) at any time during the Lease Term. Any alterations, improvements and/or structural changes shall, at the option of Landlord, be supervised by Landlord.  Tenant further agrees that such alterations, improvements which cost in excess of Twenty-five Thousand Dollars ($25,000) and/or structural changes, which may be approved by Landlord as herein provided, shall not be begun until Tenant furnishes to Landlord a good and sufficient mechanic's lien bond placed with a reliable bonding company authorized to do business in Maryland in an amount deemed sufficient by Landlord to indemnify Landlord against any and all claims for mechanic's liens for both labor and material, which may be made against the Premises or against Landlord, or both, arising out of the making of such alterations, improvements and/or structural changes.  Tenant further agrees to indemnify and hold harmless Landlord from and against all liens, including mechanic's liens claims or demands of any nature whatsoever arising out of any work performed, materials furnished or obligations incurred by or for Tenant upon the Premises during the Term of this Lease, and agrees not to suffer such lien to be obtained or created.  Should any injury or damage to the Premises result, directly or indirectly, from such alterations of the Premises to their previous condition, Tenant at its sole cost and expense shall promptly repair such injury or damage.

14.           FIXTURES AND EQUIPMENT.  All trade fixtures and equipment installed by Tenant shall remain the property of Tenant and may be removed by Tenant upon the expiration or termination of this Lease; provided, however, Tenant shall, at its own cost and expense, promptly repair any injury or damage to the Premises resulting from such removal and shall restore the Premises to their original condition.  All alterations, additions, improvements and changes and all installation of trade fixtures and equipment made by Tenant shall be made in accordance with the rules, regulations and ordinances of the County, its agencies or departments.

15.           INSURANCE; INDEMNITY.

(a)           Landlord's Insurance.  Landlord shall secure and maintain policies of insurance for the Property (including the Premises) covering loss of or damage to the Property, including the Premises as delivered to Tenant, but excluding all subsequent alterations, additions and improvements to the Premises, with loss payable to Landlord and to any mortgagees of Landlord.  Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property.  Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductibles(s) as Landlord shall deem reasonably appropriate.  Landlord shall further secure and maintain commercial general liability insurance with respect to the Property in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant.  In addition, Landlord shall secure and maintain rental income insurance in such amounts and with such coverage as determined by Landlord.  If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder.

CONFIDENTIAL TREATMENT

(b)           Tenant's Liability Insurance.  (i) Tenant (with respect to both the Premises and the Property) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, the holders of any mortgages on the Property, and Landlord's representatives as additional insureds against claims for bodily injury, personal injury and property damage (including reasonable attorneys' fees) based upon, involving or arising directly or indirectly out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Premises and the Property.  Such insurance shall provide for a minimum amount of One Million Dollars ($1,000,000) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Two Million Dollars ($2,000,000) and One Million Dollars ($1,000,000) in excess liability coverage.  The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists).  Such insurance shall be written on an occurrence basis and contain a separation of insured’s provision or cross-liability endorsement acceptable to Landlord.  Tenant shall provide Landlord with a certificate evidencing such insurance coverage prior to the Commencement Date.  The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease and that Tenant's insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only; (ii) Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Premises and (ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and any similar body.

           (c)           Tenant's Additional Insurance Requirements.  Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Premises and on any alterations, additions or improvements made by or for Tenant upon the Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance.  Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage.  Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of the alterations, additions or improvements made by or for Tenant to the Premises.  Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence, plate glass coverage if required by Landlord, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. Tenant shall provide Landlord with certificates of all such insurance prior to the Commencement Date.  The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to this Lease is permitted by the insurer.  Tenant shall, at least thirty (30) calendar days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

(d)           All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of Maryland with a rating of at least “A” and a financial size rating of “X” or larger or such other rating as may be required by a lender having a lien on the Property, as set forth in the most current issue of "Best's Key Rating Guide and Supplement Service Property, Casualty” (or comparable insurance rating service).  Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Section 15.  Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any mortgages on the Property, are included as additional insureds on general liability insurance, and an endorsement whereby the insurer agrees not to cancel, non-renew or alter the policy without at least ten (10) calendar days prior written notice to Landlord and any mortgagee of Landlord.

CONFIDENTIAL TREATMENT

(e)           In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord's request therefore, and ten (10) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a ten percent (10%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

(f)           The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

16.           INDEMNITY.

(a)           Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Property or failure to make any such repair or from any other cause whatsoever except to the extent caused by Landlord's gross negligence or willful misconduct and except as expressly otherwise provided herein.  Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Property.

(b)           Tenant shall indemnify, protect and hold the Property, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Premises or the Property) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the use or occupancy of the Premises by Tenant and Tenant’s employees, agents, contractors and invitees and the parking spaces leased hereunder, (ii) the activities of Tenant, its agents, employees, contractors or invitees in, on or about the Premises (where not covered primarily by Landlord's insurance), (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to any claims to the extent arising by reason of the gross negligence or willful misconduct of Landlord.

(c)           Tenant shall indemnify, protect, defend and hold the Property, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Premises.

CONFIDENTIAL TREATMENT

(d)           The provisions of this Section 16 shall survive the expiration or sooner termination of this Lease.

(e)           Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its trustees, officers, directors, partners, members, managers, agents and employees, for any loss or damage that may occur to the Premises or the Property, or any improvements thereto, or the Property or any personal property of such party therein or thereon, by reason of any cause required to be insured against under this Lease, but only to the extent of the coverage required or provided, whichever is higher, regardless of cause or origin, including negligence of the other party hereto, provided that such party's insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party.  Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Premises any part of the Property or Tenant's use and occupancy of any part thereof, and such waiver shall not be effective unless and until Tenant provides written evidence to Landlord of acknowledgement by Tenant’s insurer of such waiver.

17.           ESTOPPEL CERTIFICATE.

Tenant shall, without charge, at any time and from time to time, within fifteen (15) business days after receipt of request no more than two (2) times per year from Landlord, execute, acknowledge and deliver to Landlord, and to any lender of Landlord (“Mortgagee”) or other party as may be designated by Landlord, a written estoppel certificate in form and substance as may be reasonably requested from time to time by Landlord, the other party or any Mortgagee, certifying to the other party, any Mortgagee, any purchaser of Landlord's interest in all or any part of the Property, or any other person or entity designated by the other party, as of the date of such estoppel certificate, the following: (a) whether Tenant is in possession of the Property; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) that Tenant has no knowledge of any then-existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant, or if such event has occurred, specifying it in detail; (h) the address to which notices to Tenant should be sent; and (i) any and all other matters reasonably requested by Landlord, any Mortgagee and/or any other person or entity designated by Landlord.  Any such estoppel certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity that could reasonably be expected to rely on it in the normal course of business.  The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section within fifteen (15) business days after a request therefore by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by the requesting party to the other party is true and correct, and the requesting party is hereby authorized to so certify.  At Tenant's request, no more than one time per year, Landlord agrees to provide, within fifteen (15) business days of such request, a written estoppel certificate in form and substance as may be reasonably requested by Tenant certifying that, as of the date of such estoppel certificate, the following: (a) whether Tenant is in possession of the Property; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) that Landlord has no knowledge of any then-existing defaults of Tenant under this Lease, or if there are such defaults, specifying them in detail; (g) that Landlord has no knowledge of any event having occurred that authorized the termination of this Lease, or if such event has occurred, specifying it in detail; (h) the address to which notices to Landlord should be sent; and (i) any and all other matters reasonably requested by Tenant.

CONFIDENTIAL TREATMENT

18.           CONDEMNATION.

(a)           If the whole of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation, or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term of this Lease.

(b)           If any part of the Premises shall be so taken or conveyed, and if such partial taking or conveyance shall render the Premises unsuitable for the business of Tenant in the reasonable opinion of Landlord, then the Term of this Lease shall cease and terminate as of the date on which possession of the part of the Premises so taken or conveyed is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired Term of this Lease.

(c)           If the whole or any part of the Building or Property shall be so taken or conveyed, then in such events notwithstanding the fact that the Premises in whole or in part is not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required to deliver possession of the part so taken or conveyed. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired Term of this Lease.

(d)           Tenant may, after securing Landlord, to Landlord's reasonable satisfaction, against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and with a company reasonably satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness.

(e)           In the event all or a portion of the Building or Premises are so taken or conveyed, Tenant shall have the right to terminate this Lease if, in Tenant’s reasonable opinion, the Premises and/or Building is no longer adequate for Tenant’s needs.

CONFIDENTIAL TREATMENT

(f)           Nothing herein shall preclude either Landlord or Tenant from making a separate claim for compensation and damages in the event the Premises and/or Building are condemned.

19.           DAMAGE OR DESTRUCTION.  In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord.  The following provisions shall then apply:

(a)           If the damage is limited solely to the Premises and the Premises can, in Landlord's opinion, be made tenantable with all damage repaired within three (3) months from the date of damage (subject to receipt of applicable insurance proceeds), then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law and subject to Landlord’s receipt of adequate insurance proceeds) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

(b)           If Section 19(a) does not apply, Landlord shall so notify Tenant within sixty (60) calendar days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty (30) calendar days after the date of such notice, such termination notice to be effective immediately.

(c)           During any period when Tenant’s use of the Premises is significantly impaired by damage or destruction as reasonably determined by Landlord, Rent shall abate in proportion to the degree to which Tenant’s use of the Premises is impaired until such time as the Premises are made tenantable, as reasonably determined by Landlord’s architect; provided that no such rental abatement shall be permitted if the casualty is a result of the gross negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors or invitees.

(d)           The proceeds from any insurance paid by reason of damage to or destruction of the Property or the Premises or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any holder(s) of any mortgage on the Property or the Premises.  Tenant shall be responsible, at its sole cost and expense, for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Premises, and (ii) its alterations, additions, and improvements; provided, however, that Landlord shall have the option of requiring Tenant to assign to Landlord (or any party designated by Landlord) some or all of the proceeds payable to Tenant under this Section 19, and upon the receipt of adequate insurance proceeds to effect such repairs and restoration, Landlord shall be responsible for the repair and restoration of such insured property.

CONFIDENTIAL TREATMENT

(e)           Landlord's repair and restoration obligations under this Section 19 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease.  Subject to Section 19(c), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof.  Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

       20.                DEFAULT.  Any one or more of the following events shall constitute a default under the terms of this Lease ("Default"):

(a)           the failure of Tenant to pay any Rent or other sum of money due hereunder to Landlord or any other person within ten (10) business days after written notice that the same is due;

(b)           the filing of a petition proposing the adjudication of Tenant as a bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant and is withdrawn or dismissed within sixty (60) business days after the date of its filing;

(c)           the appointment of a receiver or trustee for the business or property of Tenant, unless such appointment is vacated within sixty (60) business days of its entry;

(d)           the making by Tenant of an assignment for the benefit of its creditors;

(e)           a default by Tenant in the performance or observance of any covenant or agreement of this Leases to be performed or observed by Tenant (other than as set forth in clauses (a) through (d) above), which default is not cured within forty (40) calendar days after the giving of written notice thereof by Landlord; unless Tenant is working with reasonable diligence to cure such default; provided, however, that if Tenant defaults in the performance of any such covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by Tenant, any further defaults shall be deemed a Default without the ability to cure.

           21.           LANDLORD’S REMEDIES; DAMAGES.

(a)           Upon the occurrence of a Default which remains uncured for at least ten (10) days, Landlord, without notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

(i)           perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform beyond any applicable grace or cure periods and of which Landlord shall have given Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord as otherwise set forth herein;

CONFIDENTIAL TREATMENT

(ii)           elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate Tenant's possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and

(iii)           exercise any other legal and/or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

(b)           If this Lease, or Tenant's right to possession, is terminated by Landlord as a result of Tenant’s Default hereunder, Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, as well as all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of Tenant, and/or in connection with renting the Premises to others from time to time plus either:

(i)           the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case Landlord's damages shall be computed and payable in monthly installments, in advance, on the first business day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent months by similar proceeding; or

(ii)           limited damages equal to the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser or broker selected by Landlord, in which case Landlord's damages shall be payable to Landlord in one lump sum on demand, and shall bear interest at the Default Rate.  "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank.

(c)           Notwithstanding anything to the contrary set forth in this Section 21, Tenant shall be responsible for reasonable attorneys’ fees and related costs incurred by Landlord in enforcing its rights or collecting damages from Tenant, regardless of whether Landlord commences litigation against Tenant in connection therewith.  In addition, if either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

CONFIDENTIAL TREATMENT

(d)           If this Lease is terminated pursuant to Section 21, then Landlord shall, in good faith, use commercially reasonable efforts to relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord may determine in good faith, in its sole discretion, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.  In no event shall the foregoing be deemed an obligation by Landlord to lease the Premises prior to any other space to be leased by Landlord.

(e)            EACH PARTY HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY OTHERWISE HAVE AT LAW OR IN EQUITY TO A TRIAL BY JURY (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE IN EXCESS OF TWO MILLION DOLLARS ($2,000,000) IN CONNECTION WITH ANY SUIT OR PROCEEDING AT LAW OR IN EQUITY BROUGHT BY THE OTHER AGAINST THE WAIVING PARTY OR WHICH OTHERWISE RELATES TO THIS LEASE, AS A RESULT OF A DEFAULT OR OTHERWISE.  EACH OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. FURTHERMORE, NOTWITHSTANDING THE FOREGOING, EACH PARTY SHALL HAVE THE RIGHT AT LAW OR IN EQUITY TO A BENCH TRIAL IN CONNECTION WITH ANY SUIT OR PROCEEDING AT LAW OR IN EQUITY BROUGHT BY THE OTHER AGAINST THE WAIVING PARTY OR WHICH OTHERWISE RELATES TO THIS LEASE, AS A RESULT OF A DEFAULT OR OTHERWISE.  FURTHERMORE, TENANT AGREES THAT IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT OR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY UNRELATED CLAIM IN SUCH PROCEEDING.

22.           SUBORDINATION.  Tenant covenants and agrees that all of its rights hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereafter placed on the Premises or any part thereof, except Tenant's property or trade fixtures.  Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant.  If, however, a written subordination agreement, consistent with this provision, is required by a mortgagee, Tenant agrees to execute, acknowledge and deliver the same and in the event of failure so to do, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney in fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

CONFIDENTIAL TREATMENT

23.           ATTORNMENT AND NONDISTURBANCE.

(a)           If, at any time during the Term of this Lease, Landlord shall be the holder of a leasehold estate covering premises which include the Premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the Term a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon written demand of any owner of any portion of the Property which includes the Premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting any portion of the Premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser (“New Landlord”) upon the terms and conditions set forth herein for the remainder of the Term provided such New Landlord agrees not to disturb Tenant’s quiet use and enjoyment and occupancy of the Premises for the Term provided Tenant is not in default of its Lease obligations.  At Tenant’s written request, Landlord shall submit a non-disturbance agreement to Landlord’s present or future lender on such lender’s customary form pursuant to which such lender shall agree that so long as Tenant performs all the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession and quiet use and enjoyment of the Premises under the provisions of this Lease shall not be disturbed by such lender.  Landlord shall have no responsibility to Tenant hereunder other than to submit a form of non-disturbance to such lender.

(b)           The foregoing provisions shall inure to the benefit of any such owner, mortgagee, holder or purchaser (referred to as a “lender” for the purpose of this Section 23) and shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate or upon such foreclosure, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions.  Tenant, however, upon demand of any such owner, mortgagee, holder or purchaser, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee, holder or purchaser, in which Tenant shall acknowledge such attornment and set forth herein and shall apply for the remainder of the term originally demised in this Lease.  Nothing contained in this article shall be construed to impair any right otherwise exercisable by any such owner, mortgagee, holder or purchaser.

24.           INSPECTION.  Tenant agrees that Landlord and its agents may enter upon the Premises at all reasonable times, with twenty-four (24) hours’ written notice (except without notice in the event of an emergency), to inspect the same, to submit them to a prospective purchaser, current or prospective lender, or a prospective tenant, or to make any changes or alterations or repairs which Landlord shall consider necessary for the protection, improvement or preservation thereof, or of the Building or to make changes in the plumbing, wiring, meters or other equipment, fixtures or appurtenances of the Building, or to post any notice provided for by law, or otherwise to protect any and all rights of Landlord.

25.           NOTICES.  All notices required or permitted to be given under the provisions herein shall be in writing and shall be deemed to be properly given if delivered (a) by hand with receipt of delivery, or (b) by a nationally recognized delivery service or (c) by certified mail, return receipt requested.  In addition to the aforegoing, a copy shall also be sent by U.S. mail, postage pre-paid, to the address set forth herein.  Notice shall be deemed to be given on the first (1st) business day following such hand delivery or overnight mailing or on the third (3rd) business day following any certified mailing.  Notices shall be delivered to the following:

CONFIDENTIAL TREATMENT

To Landlord:                                                                                        To Tenant:

1332 LONDONTOWN ROAD, LLC                                                              GSE SYSTEMS, INC.
c/o BTR Capital Group                                                                                   7133 Rutherford Road
1300 York Road, Suite 300                                                                              Baltimore, MD  21244
Lutherville, MD 21093                                                                                     Phone: 410.277.3740
Phone: 410.252.5919

Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter all notices to such party shall be sent in accordance with the above.

26.           MISCELLANEOUS.

(a)           This Lease and all of the covenants, conditions and provisions herein contained, shall inure to the benefit of and be binding upon the successors or successors and assigns of the respective parties hereto.

(b)           This Lease shall be construed under the laws of the State of Maryland.

(c)           Tenant agrees to be bound by the rules and regulations which Landlord may from time to time adopt and promulgate, and thereafter supplement and amend, applicable to the Premises, the Building, and the Property.  Notice of such rules and regulations (and any amendments) shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all rules and regulations.  A breach of said rules and regulations shall be deemed a Default of this Lease.  If there is any conflict between the rules and regulations of this Lease, this Lease shall govern.

(d)           Landlord and Tenant each represent and warrant to the other that it has not authorized any broker, agent or finder to act on its behalf, other than BTR/Capital Group, in cooperation with AGM Commercial Real Estate Advisors, for whom Landlord shall pay a brokerage commission in accordance with a separate written agreement.  Except for the foregoing, Landlord and Tenant each represent and warrant to the other that it does not have knowledge of any other broker, agent or finder purporting to act on its behalf in respect to this Lease transaction. Landlord and Tenant hereby agree to and shall indemnify and hold harmless the other from and against any cost, expense, claim, liability or damage resulting from or out of a breach of the representations and warranties contained in this Section.

(e)           If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly qualified to do business in the State of Maryland; and (i) that Tenant has full right and authority to enter into this Lease, and (ii) that each person executing this Lease on behalf of Tenant is an officer of Tenant and is duly authorized to execute, acknowledge and deliver this Lease to Landlord.

(f)           Headings contained herein are for convenience and reference only and do not define, limit or describe the scope or intent of any provision of this Lease.

CONFIDENTIAL TREATMENT

(g)           In the event any term, covenant or provision of this Lease or the application thereof to a person or circumstance shall be to any extent illegal, invalid or unenforceable, the remainder thereof or the application of such term, covenant or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby and each term, covenant or provision of this Lease shall be valid and enforceable to the full extent permitted by law.

(g)           This Lease shall be construed and interpreted according to the Laws of the State of Maryland.

(h)           The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective successors and assigns.

(i)           This Lease shall not be binding upon Landlord or Tenant until Landlord shall execute and deliver to Tenant a fully executed counterpart.

WITNESS the hand and seal of Landlord, and the hand of Tenant, and their respective corporate seals hereto affixed the day and year first above written.

WITNESS:		1332 LONDONTOWN ROAD, LLC
/s/ J P Robinson	By:	/s/ David Lipson	(SEAL)
David Lipson
Authorized Signatory

[Signatures continue on following page]

WITNESS/ATTEST:		GSE SYSTEMS, INC.
/s/ Pamela G. Schlachter	By:	/s/ Jeffery G. Hough	(SEAL)
Name: Jeffery G. Hough
Title: Sr. Vice President & CFO

CONFIDENTIAL TREATMENT

EXHIBIT A

PLAT SHOWING THE PREMISES

CONFIDENTIAL TREATMENT

EXHIBIT B

LANDLORD’S WORK

Landlord will deliver the space on a turn-key basis based on the existing space plan/drawings attached as Exhibit B-1 along with any reasonable, mutually agreed upon modifications to those drawings from this point forward.

In addition to the improvements depicted on the drawings, Landlord will:

1.	Deliver all building systems in good repair and operational;

2.
Construct a parking lot in front of the Building with approximately  163 spaces (Landlord will use diligent effort to finish the construction of the expanded parking lot prior to the Lease Commencement Date, however, the Lease Commencement Date shall not be contingent upon the completion of this lot);

3.	Construct the appropriate ramps, handrails, and other details in order to make the front entrance of the building ADA accessible; and

4.	Increase the height of the doorways on the first floor to accommodate commercially reasonable loading requirements of Tenant as notated on the attached floor plan

5.	Install an elevator near the entrance to the office building based on a design and standard consistent with other Class A office buildings in the area.

CONFIDENTIAL TREATMENT

EXHIBIT B-1

PLANS

CONFIDENTIAL TREATMENT

EXHIBIT B-2

NOTES

CONFIDENTIAL TREATMENT